Exhibit 99.1

Investor Relations: Brian Norris Vice President of Investor Relations +1 781.250.3829 brian.norris@fleetmatics.com	Public Relations: Juli Burda Director of Public Relations +1 847.378.4398 juli.burda@fleetmatics.com

Fleetmatics Appoints Former Intuit Senior Executive Jill Ward as President and COO

Dublin, Ireland and Boston, Massachusetts – April 7, 2015 – Fleetmatics Group PLC (NYSE: FLTX), a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS), today announced the appointment of Jill Ward to the position of President and Chief Operating Officer effective immediately. In this role, Ms. Ward will be responsible for leading the Company’s global sales and marketing, product strategy and development, customer support, operations, and IT. She reports to Jim Travers, Chairman and Chief Executive Officer.

“Speaking on behalf of the entire Board of Directors, we are delighted to welcome Jill to the team,” stated Jim Travers, Chairman and Chief Executive Officer of Fleetmatics. “Her executive leadership and operating experience with SMB and enterprise customers, and scaling businesses and product sets that serve them, make her highly qualified to help lead the Company through its next stage of growth.”

Most recently, Ms. Ward was Senior Vice President and General Manager at Intuit Inc. (NASDAQ: INTU), a global provider of SaaS offerings for small businesses and consumers. She led the Accountant and Advisor Group, serving accounting professionals who are pivotal to Intuit’s success with SMBs on a global scale. Throughout her twelve year career at Intuit, she led multiple business units to deliver growth through business management solutions for SMBs and enterprise clients.

Prior to joining Intuit in 2001, Ms. Ward was president of CRM outsourcer Telespectrum Customer Care, held senior small business and consumer marketing positions at Fidelity Investments, and led strategy consulting teams at global consultancy Bain & Company. She earned an MBA at the Amos Tuck School of Business at Dartmouth College and a BA at Wellesley College.

“I am excited to be joining the Fleetmatics team, as we see a large underpenetrated global market opportunity,” said Jill Ward, President and Chief Operating Officer. “I believe Fleetmatics has the right combination of customer intimacy, product innovation, and business intelligence to continue its strong track record of global expansion and growth.”

About Fleetmatics Group PLC

Fleetmatics Group PLC is a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS). Our solutions enable businesses to meet the challenges associated with managing local fleets, and improve the productivity of their mobile workforces, by extracting actionable business intelligence from real-time and historical vehicle and driver behavioral data. Fleetmatics Group’s intuitive, cost-effective Web-based solutions provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage, and other insights into their mobile workforce, enabling them to reduce operating and capital costs, as well as increase revenue. An integrated, full-featured mobile workforce management product provides additional efficiencies related to job management by empowering the field worker and speeding the job completion process – quote through payment. As of December 31, 2014, Fleetmatics served over 25,000 customers, with approximately 552,000 subscribed vehicles worldwide. The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD. To learn more about Fleetmatics, visit www.fleetmatics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our growth prospects and global market opportunity. These forward-looking statements include, but are not limited to: plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the fluctuations of foreign currency exchange rates and the impact on our revenue and expenses; risks associated with our ability to effectively and efficiently attract, sell to and retain SMB customers; our ability to attract customers on a cost-effective basis; our dependence on enterprise customers; our dependence on various lead generation programs; our ability to retain and increase sales to our existing customers; our ability to successfully complete and integrate acquisitions including Ornicar SAS; expectations regarding the widespread adoption of fleet management solutions; our ability to expand the sales of our products to customers located outside the U.S.; our ability to continue to compete in a highly fragmented market and the risk of future competitors by way of recent and future acquisitions or otherwise; keeping up with the rapid technological change required to remain competitive in our industry; our ability to migrate customers to newer technologies; and the impact of adverse economic conditions on information technology spending by SMB businesses, collection of our accounts receivable and other risks set forth under the caption “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2015, as updated by our subsequently filed quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.